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                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                                                     EXHIBIT 5.1

                               September 29, 2000

Ciphergen Biosystems, Inc.
6611 Dumbarton Circle
Fremont, CA 94555

    RE:  REGISTRATION ON FORM S-1

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-1 filed by Ciphergen Biosystems, Inc. (the "Company") with the Securities and Exchange Commission on September 29, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 575,000 shares of the Company's Common Stock, $0.001 par value per share (the "Shares"). The Shares include an over-allotment option granted to the underwriters of the offering to purchase up to 75,000 shares. The shares will be offered for sale to the public by the Underwriters together with shares of the same class registered pursuant to the Company's Registration Statement on Form S-1, as amended (File No. 333-32812), which was declared effective on September 28, 2000 (the "Initial Registration Statement"). As the Company's legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by the Company in connection with the sale and issuance of the Shares.

    Based on the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

    We are members of the Bar of the State of California only and express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California, the Delaware General Corporation Law and the federal laws of the United States.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, as such may be amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI

                                          /s/ WILSON SONSINI GOODRICH & ROSATI